UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 1999

                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)


     Maryland                      1-13589                     36-4173047
(State or other           (Commission File Number)          (I.R.S. Employer
 jurisdiction of                                          Identification Number)
 incorporation or
  organization


77 West Wacker Drive, Suite 3900, Chicago Illinois                  60601
    (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300


                                       N/A
          (Former name of former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The Registrant has announced that on September 30, 1999 it has sold a 50% common interest in 77 West Wacker Drive to the State Teachers Retirement System of Ohio, as more fully described below. A press release relating to this event was published on October 6, 1999. The text of the press release is as follows:

Chicago, Illinois, October 6, 1999 - Prime Group Realty Trust (NYSE:PGE) (the "Company") announced today that it has sold a 50% interest in 77 West Wacker Drive, a 944,000 square foot Class A office tower located in downtown Chicago, to the State Teachers Retirement System of Ohio ("STRS Ohio"). The transaction, which valued the building at a total price of $280 million, resulted in a third quarter GAAP gain of $46.0 million and produced approximately $83.5 million in net cash proceeds. The Company also exercised its option to acquire the IBM Plaza for $238.0 million within the next sixty days to complete a tax-free exchange with the sales proceeds received from the STRS Ohio transaction.

Commenting on the transaction, Michael W. Reschke, Chairman of the Board, stated, "77 West Wacker is a world-class asset and is generally considered to be one of the finest office buildings in the U.S.. Our sale of a 50% interest in this property is part of our continued strategy to sell all or a portion of our mature assets and to reinvest the proceeds in higher-yielding, value-add acquisition and development opportunities. For example, beginning in the year 2000 the IBM Plaza has a 5.8% annual growth rate in net operating income over the next ten years, compared to a 2.4% annual growth rate in net operating income for 77 West Wacker. The redeployment of our equity from 77 West Wacker into IBM Plaza will accelerate our growth in FFO per share in the coming years. Moreover, the transaction allows us to recapture 80% of our equity in 77 West Wacker, but yet keep a 50% continued interest in the property, as well as an exclusive management and leasing contract."

Simultaneous with the closing of the transaction, the existing $170.0 million first mortgage on the property was refinanced with a new $170.0 million non-recourse first mortgage provided by a syndicate of German banks. The new mortgage loan has a five-year term and bears interest at LIBOR plus 1.25%.

The Company and STRS Ohio made the following equity investments in the new joint venture:

Partner            Equity Class          Ownership Interest           Amount
----------         ------------          ------------------      --------------
STRS Ohio           Preferred                   N/A              $   66,000,000
STRS Ohio           Common                     50.0%                 22,000,000
PGRT                Common                     50.0%                 22,000,000
                                         ------------------      --------------
TOTAL                                         100.0%             $  110,000,000
                                         ==================      ==============

The preferred equity funded by STRS Ohio provides for a 9.5% cumulative return, payable quarterly in arrears.

STRS Ohio is a more than $53 billion pension fund that provides services and benefits to almost 400,000 Ohio educators. Its assets are allocated to various asset categories including equities, fixed income, real estate, international and alternative investments. According to Herbert L. Dyer, STRS Ohio executive director, the pension plan typically acquires properties outright. "This type of transaction is also beneficial to us for several reasons," Dyer said. "First, 75% of our equity receives a preferred return. Second, it enables us to form a partnership with a public real estate investment trust that has a demonstrated track record of developing, leasing and managing assets of this caliber. Finally, our partner's interest in this property is aligned by its $22 million common equity piece in the venture."

With the addition of this property, STRS Ohio's real estate investments in the Chicago area now total $314 million. Overall, STRS Ohio has in excess of $5 billion equity invested in real estate across the country.

Commenting on the transaction, Richard S. Curto, President and Chief Executive Officer of the Company, stated "The agreed valuation of $296.60 per square foot is one of the highest ever achieved in Chicago real estate and is consistent with the trophy status of the property and its tenants. At the present time, 77 West Wacker is 100% leased with two-thirds of its rentable square footage leased on a long term basis to R.R. Donnelley & Sons Co., Inc., Jones Day Reavis & Pogue, and First Union Securities, Inc.. Completed in 1992, the building has won numerous awards in the industry, including the Chicago Sun Times Development of the Year in 1993."

"Over the past six months, our Company has sold nine industrial properties and two office properties in three separate transactions, resulting in a total of $360 million in sales proceeds. After the repayment of mortgage debt, these transactions produced net cash proceeds of approximately $120.5 million for our Company. In each of these transactions, the sales price has exceeded not only our book basis for the asset, but also has exceeded our own internal market valuation of the asset. These sales are part of our ongoing strategy to realize the net asset value of our portfolio and to close the gap between net asset value per share and our current share price", said Curto.

"IBM Plaza will have a first year NOI yield of 8.9% and represents a very attractive investment," said Jeffrey A. Patterson, Executive Vice President and Chief Investment Officer. "The upside in this asset, resulting from both the lease-up of 100,000 square feet of vacant space and contractual rent increases in existing tenant leases is expected to produce a 10-year unleveraged internal rate of return of 13.5%."

As previously announced, the Company made an $8.0 million option payment on IBM Plaza on February 5, 1999, which will be applied against the $238.0 million purchase price at closing. IBM Plaza is a 47-story, Class A office tower containing 1,354,354 rentable square feet plus an adjacent eleven-story, 902-space parking garage and 6,500 rentable square feet of retail space. Current rents in the building are below market and a majority of the leases provide for substantial escalations in net rent over the next ten years. Net of the $20.0 million of value allocated to the parking facility, the Company will acquire IBM Plaza for $160.96 per rentable square foot, which is approximately 68% of replacement cost. The acquisition is expected to occur within the next sixty days.

The Real Estate Investment Banking Group of Deutsche Banc Alex Brown and the Investment Banking Group of Jones Lang LaSalle Inc. advised the Company on the 77 West Wacker transaction.

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in the Chicago metropolitan area. Including the IBM Plaza, the Company's portfolio consists of 28 office properties, containing an aggregate of 9.4 million net rentable square feet and 40 industrial properties containing an aggregate of 4.9 million net rentable square feet. The portfolio also includes 248.2 acres of developable land and rights to acquire more than 281.2 additional acres of developable land which management believes could be developed with approximately
11.0 million rentable square feet of office and industrial space.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates" and similar words or expressions are generally intended to identify forward-looking statement. Actual results may differ materially from those expected because of various risks and uncertainties, including but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

a)       Financial Statements

         Not applicable.

b)       Pro forma financial information

The accompanying unaudited Pro Forma Balance Sheet of Prime Group Realty Trust is presented as if at June 30, 1999 we had sold a 50% interest in the Property for $88.0 million (which includes $66.0 million of preferred equity providing a cumulative preferred return of 9.5% per annum). The unaudited Pro Forma Consolidated Condensed Statements of Operations for the year ended December 31, 1998 and the six months ended June 30, 1999 are presented as if the above transaction and the 1998 acquisitions and 1999 acquisitions (see Notes 2 and 3) occurred as of January 1, 1998. Our unaudited Pro Forma Consolidated Condensed Financial Statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 1998, our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and our Current Report on Form 8-K dated February 5, 1999 and filed on February 23, 1999. In management's opinion, all adjustments necessary to reflect the transactions have been made.

Our unaudited Pro Forma Consolidated Condensed Financial Statements are not necessarily indicative of what the actual results of operations would have been assuming the disposition of the Property had occurred at January 1, 1998, nor do they purport to represent our future results of operations. Our Pro Forma Consolidated Condensed Statement of Operations include our historical operations (For the period from January 1, 1999 through June 30, 1999 and the period from January 1, 1998 through December 31, 1998), and the 1999 Acquisitions (For the period from January 1, 1999 through June 30, 1999 and for the January 1, 1998 through December 31, 1998). The foregoing transactions are described below along with their pro forma effects on our consolidation.

                            Prime Group Realty Trust
                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1999
                      (in thousands, except per share data)
                                   (unaudited)

                                          Sale of
                                          interest
                         Prime Group        in
                           Realty      77 W. Wacker    Pro Forma
                          Trust (1)         (2)       Adjustments  As Adjusted
                         ------------  ------------  ------------  ------------
Assets

Real estate, at cost
  Land                   $    162,665  $    (17,510) $         --  $    145,155
  Building and
   improvements               839,295      (132,694)                    706,601
  Tenant improvements          58,070       (30,019)                     28,051
                         ------------  ------------  ------------  ------------
                            1,060,030      (180,223)           --       879,807
  Accumulated
   depreciation               (38,918)       10,633                     (28,285)
                         ------------  ------------  ------------  ------------
                            1,021,112      (169,590)           --       851,522
  Property under
   development                 75,408                                    75,408
                         ------------  ------------  ------------  ------------
                            1,096,520      (169,590)           --       926,930
Mortgage note receivable       72,753                                    72,753
Cash and cash equivalents      17,858          (983) (3)  83,500       100,375
Tenant receivables, net        11,317          (684)                     10,633
Restricted cash escrows        32,354        (2,434)                     29,920
Deferred rent receivable       40,270       (32,629)                      7,641
Deferred costs, net            35,056       (10,865)                     24,191
Loans receivable from
 services company               5,728                                     5,728
Investment In Joint
  Venture                          --                 (4)     --             --
Other                          44,326                                    44,326
                         ------------  ------------  ------------  ------------

Total assets                1,356,182      (217,185)       83,500     1,222,497
                         ============  ============  ============  ============

Liabilities And Shareholders' Equity

Mortgage notes payable        675,471      (170,000)                    505,471
Credit facilities              20,637                                    20,637
Bonds payable                  74,450                                    74,450
Accrued interest payable        3,378                                     3,378
Accrued real estate taxes      41,214        (7,897)                     33,317
Accounts payable and
  accrued expenses             25,906           (25)                     25,881
Liabilities for leases
  assumed                       3,841                                     3,841
Dividends payable               8,104                                     8,104
Other                           3,750                                     3,750
                         ------------  ------------  ------------  ------------

     Total Liabilities        856,751      (177,922)           --       678,829

Minority Interests            149,618                                   149,618
                                                                             --
Preferred Shares               39,670                                    39,670
Common Shares                     151                                       151
Additional paid-in
 capital                      320,386                                   320,386
Distributions in excess
  of earnings                 (10,394)      (39,263) (3)   83,500        33,843
                         ------------  ------------  ------------  ------------

     Total                  1,356,182      (217,185)       83,500     1,222,497
                         ============  ============  ============  ============

                            Prime Group Realty Trust
     Adjustment to Pro Forma Consolidated Condensed Balance Sheet
                                  June 30, 1999
                                 (In thousands)
                                   (Unaudited)

(1) Represents Prime Group Realty Trust's consolidated historical balance sheet as of June 30, 1999. See our Quarterly report on Form 10-Q for the quater ended June 30, 1999 for additional information.

(2) Represents the removal of 100% of the historical balances of the property that were sold as of June 30, 1999.

(3)  Represents the net proceeds received from the sale of the Property.

(4) Our investment balance in the remaining 50% interest in the Property is zero at June 30, 1999.

                            Prime Group Realty Trust
            Pro Forma Condensed Consolidated Statement of Operations
                         Six months ended June 30, 1999
                      (in thousands, except per share data)
                                   (unaudited)
                                                       Sale of
                         Prime Group       1999      Interest in
                           Realty      Acquisitions  77 W. Wacker    Pro Forma
                          Trust (1)        (3)            (4)      Adjustments   As Adjusted
                         ------------  ------------  ------------  ------------  ------------
Revenue:
Rental                   $     66,332  $      1,951  $    (10,460) $         --  $     57,823
Tenant reimbursements          26,385           955        (6,485)                     20,855
Mortgage note interest          3,110            --            --                       3,110
Other                           6,164           150          (184)         (954) (5)    5,176
                         ------------  ------------  ------------  ------------  ------------
Total revenue                 101,991         3,055       (17,129)         (954)       86,963

Expenses:
Property operations            21,247           929        (2,949)                     19,227
Real estate taxes              19,149           740        (3,943)                     15,946
Depreciation and
  amortization                 16,638           390        (3,915)                     13,113
Interest                       21,923           733        (5,094)                     17,562
Loss on land development
  option                          600            --            --                         600
General and
   administrative               3,807            --            --                       3,807
                         ------------  ------------  ------------  ------------  ------------

Total expenses                 83,364         2,792       (15,901)           --        70,255
                         ------------  ------------  ------------  ------------  ------------

Income before minority
  interests                    18,627           263        (1,228)         (954)       16,708

Minority Interests             (5,139)                             (6)      782        (4,357)
                         ------------  ------------  ------------  ------------  ------------

Net income                     13,488           263        (1,228)         (172)        12,351

Net income allocated
  to preferred
   shareholders                (6,030)                                                 (6,030)
                         ------------  ------------  ------------  ------------  ------------
Net income (loss)
  to common
  shareholders           $      7,458  $        263  $     (1,228) $      (172)  $      6,321
                         ============  ============  ============  ============  ============

Average number of
  common shares of
  beneficial interest
  outstanding                  15,172                                                  15,172
                         ============                                            ============

Earnings per weighted
average common share
of beneficial interest,
basic and diluted:
Net income per common
  share of beneficial
  interest outstanding   $       0.66                                            $       0.42
                         ============                                            ============


                            See accompanying notes.

                            Prime Group Realty Trust
            Pro Forma Condensed Consolidated Statement of Operations
                          Year ended December 31, 1998
                      (in thousands, except per share data)
                                   (unaudited)

                                                                     Sale of
                          Prime Group     1998          1999       Interest in
                            Realty     Acquisitions  Acquisitions  77 W. Wacker     Pro Forma
                           Trust (1)        (2)          (3)           (4)        Adjustments  As Adjusted
                         ------------  ------------  ------------  ------------  ------------  ------------

Revenue:
Rental                   $     97,212  $      8,968  $     23,412  $    (20,471) $         --  $    109,121
Tenant reimbursements          37,545         2,940        11,453        11,779                      40,159
Mortgage note interest          5,866                          --            --                       5,866
Other                           6,978           560         1,797          (653) (5)    2,091        10,773
                         ------------  ------------  ------------  ------------  ------------  ------------

Total revenue                 147,601        12,468        36,662       (32,903)        2,091       165,919

Expenses:
Property operations            29,598         3,661        11,908        (5,867)                     39,200
Real estate taxes              25,077         2,587         8,881        (5,927)                     30,618
Depreciation and
  amortization                 25,447         1,320         4,944        (7,784)                     23,927
Interest                       30,901         1,714        11,816        (2,773)                     41,658
General and
  administrative                5,712                          --            --                       5,712
                         ------------  ------------  ------------  ------------  ------------  ------------
Total expenses                116,735         9,283        37,549       (22,451)           --       141,115
                         ------------  ------------  ------------  ------------  ------------  ------------

Income before minority
  interests                    30,866         3,185          (887)      (10,452)        2,091        24,803

Minority Interests             (9,368)                                           (6)    4,132        (5,434)
                         ------------  ------------  ------------  ------------  ------------  ------------

Net income(loss)               21,498         3,185          (887)      (10,452)        6,223        19,567

Net income allocated to
  preferred shareholders       (7,971)                                            (7)  (4,029)       (5,236)
                         ------------  ------------  ------------  ------------  ------------  ------------

Net income (loss)
 available to common
 shareholders                 13,527           3,185          (887)      (10,452)       2,194        (12,000)
                         ============  ============  ============  ============  ============  ============

Average number of
  common shares of
  beneficial interest
  outstanding                  14,863                                                  14,863       14,863
                         ============                                            ============  ============

Earnings per weighted
average common share
of beneficial interest,
basic and diluted:
Net income per common
  share of beneficial
   interest outstanding       $ 0.91                                                  $ 0.15        $ 0.51
                         ============                                            ============  ============

                            See accompanying notes.

                            Prime Group Realty Trust
     Adjustment to Pro Forma Consolidated Condensed Statements of Operations
         Six Months Ended June 30, 1999 and Year Ended December 31, 1998
                    (In thousands, except per share amounts)
                                   (Unaudited)


(1) Represents Prime Group Realty Trust's historical operations for the periods presented. See our Quarterly report on Form 10-Q for the quarter ended June 30, 1999, our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and our Current Report on Form 8-K dated February 5, 1999 for additional information.

(2) For the year ended December 31, 1998, represents the historical operations of the properties we purchased in 1998 (1998 Acquisitions) prior to our date of acquisition. The following are the properties we acquired in 1998:


         Property                                          Month
                                                           Acquired
---------------------------------------------------------- ---------
33 North Dearborn Street                                   January
Commerce Point                                             February
208 South LaSalle Street                                   March
122 South Michigan Avenue                                  April
2100 Swift Drive                                           April
6400 Shafer Court                                          May
Two Century Centre                                         June
2000 York Road                                             June


(3) For the six months ended June 30, 1999 and the year ended December 31, 1998, represents the historical operations of the properties we purchased in 1999 (1999 Acquisitions) prior to our date of acquisition based upon our ownership of these properties.


           Property                                         Month
                                                            Acquired
 ---------------------------------------------------------- ----------

 33 West Monroe Street                                      January
 National City Center                                       February
 901 Technology Way                                         February


     901 Technology Way was a newly constructed building, therefore, it had no historical operations to report.

     For the year ended December 31, 1998, represents the historical operations of the 1999 Acquisitions under the previous owners.

     The amounts reflected for all revenue line items, property operations and real estate tax expenses represent the historical operations of the previous owners. The amounts reflected for depreciation amortization and interest expense are based upon our ownership of these properties.

(4) Represents the removal of 100% of the historical operations of the Property under our ownership.

(5) Represents our share of the historical operations of the Property under the ownership structure of the newly formed joint venture.

(6) Represents the adjustment to reflect the minority interests' share of income before minority interest and extraordinary items added by the 1999 Acquisitions.

     This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words "believes", "expects", "anticipates", "estimates", "projects", and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe our future strategic plans, goals, objectives, or expectations are also forward-looking statements. Readers of this report are cautioned that any forward-looking statements, including those regarding the intent, belief, or current expectations of our Company or management, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to (i) general economic conditions in the markets in which we operation, (ii) competitive pressures within the industry and/or the markets in which we operation, (iii) the effect of future legislation or regulatory changes on our operations and (iv) other factors described from time to time in our filings with the Securities and Exchange commission. The forward-looking statements included in this report are made only as of the date hereof. We undertake no obligation to update such forward-looking statements to reflect subsequent events of circumstances.

c)             Exhibits

         None




SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               PRIME GROUP REALTY TRUST
                                               Registrant


                                               /s/ William M. Karnes
                                               William M. Karnes
                                               Executive Vice President and
                                               Chief Financial Officer

Date:  October 15, 1999